UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2026

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

Introduction

As previously reported in its Form 8-K filed February 17, 2026, Blue Bird Corporation, a Delaware corporation (“Parent”), and its wholly owned subsidiary, Blue Bird Body Company, a Georgia Corporation (collectively “Blue Bird”), entered into an agreement to acquire the 50% interest in the Micro Bird joint venture owned by the Girardin Group. As more fully described below, this transaction closed on April 1, 2026.

Micro Bird Entities Share Purchase Agreement

On April 1, 2026, Blue Bird completed its acquisition of the remaining 50% of its Micro Bird joint venture enterprise pursuant to the Purchase Agreement dated February 15, 2026 (the “Purchase Agreement”), with the AG 2014 Trust (“AG Trust”), the SG One 2014 Trust (“SG Trust”), and the DG One 2014 Trust (“DG Trust” and collectively with AG Trust and SG Trust, the “Trusts”), Groupe Autobus Girardin Ltée, a corporation existing under the federal laws of Canada (“GAG”), Girardin Minibus JV 2 Inc., a corporation existing under the laws of the Province of Québec (the “MB US Seller” and together with the Trusts and GAG, the “Sellers” and each, a “Seller”).

Blue Bird acquired 100% of the issued and outstanding equity securities of Girardin Minibus JV 2 USA Inc., a Delaware corporation (“MB US Target”) and, through its newly formed Canadian subsidiary, MB Exchangeco Inc. (“MB ExchangeCo”), 100% of the issued and outstanding equity securities of Girardin Minibus JV Inc., a corporation existing under the laws of the Province of Québec (“MB Canada Target” and together with MB US Target, the “Micro Bird Targets” and each, a “Target”) collectively in exchange for an aggregate purchase price of $201,787,193 (the “Purchase Price”). Under the terms of the Purchase Agreement, the Purchase Price was paid as follows: (i) approximately 30% of the Purchase Price paid as cash in the amount of $63,021,286, after closing adjustments, and (ii) approximately 70% of the Purchase Price (the “Stock Consideration”) was valued in the amount of 2,702,180 shares of Parent common stock, at a share price of $51.35 for a total value of $138,765,907, and paid through the issuance of a combination of (i) 2,702,180 Class A non-voting exchangeable common shares in the capital of MB ExchangeCo (the “Exchangeable Shares”), which are exchangeable on a one-to-one basis into shares of Parent common stock, and (ii) one share of newly-created preferred stock of Parent with voting rights equivalent to the number of Parent common shares that the outstanding Exchangeable Shares are exchangeable into at any time (the “Special Voting Share”). The issuance of Exchangeable Shares is intended to minimize certain adverse Canadian tax consequences for certain of the selling shareholders.

The Exchangeable Shares are not transferable without Parent consent. In addition, the Exchangeable Shares and any shares of Parent common stock issued upon the exchange of the Exchangeable Shares will be subject to a contractual lock-up as follows: no transfers of the shares may occur for a period of six months, or until October 1, 2026. Thereafter, (i) 17.9% of the shares will be released from lock-up on October 1, 2026, (ii) an additional 17.9% of the shares will be released from lock-up on April 1, 2027, (iii) an additional 17.9% of the shares will be released from lock-up on October 1, 2027, (iv) an additional 27.8% of the shares will be released from lock-up on April 1, 2028, and (v) the remaining 18.5% of the shares will be released from lock-up on April 1, 2029.

The issuance of the Exchangeable Shares was not registered under the Securities Act of 1933. Parent has agreed to file with the U.S. Securities and Exchange Commission a registration statement covering the resale of the Parent common stock issued upon the exchange of the Exchangeable Shares, use commercially reasonable efforts to cause the registration statement to become effective prior to the expiration of the contractual restrictions described above, and to generally cause the registration statement to remain effective while the Exchangeable Shares remain outstanding.

The Exchangeable Shares issued by MB ExchangeCo have no rights with respect to MB ExchangeCo, other than the right to exchange into shares of Blue Bird Corporation common stock. This right requires MB ExchangeCo to redeem Exchangeable Shares upon the request of the holder for a redemption price equal to one share of Parent common stock for each Exchangeable Share redeemed, plus any unpaid dividends.

Parent filed the Purchase Agreement as Exhibit 2.1 to the current report on Form 8-K filed on February 17, 2026, which is incorporated herein by reference. The description of the Purchase Agreement and the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement.

Arrangements Relating to the Exchangeable Shares

As a condition of the closing of the acquisition, Parent entered into the Exchange and Support Agreement on April 1, 2026 (the “Support Agreement”) with the holders of the Exchangeable Shares, MB ExchangeCo and Parent’s newly-formed Canadian subsidiary, MB Callco Inc. (“MB Callco”), which was filed as Exhibit 2.2 to the current report on Form 8-K filed on February 17, 2026, and which is incorporated herein by reference. Pursuant to the terms of the Support Agreement, the holders of the Exchangeable Shares must be provided economic benefits to the same extent as holders of Parent common stock in the event of any dividend or other distribution, change, or adjustment relating to Parent common stock (such as a stock split, stock dividend, reclassification or reorganization). Additionally, the Support Agreement contains certain covenants of Parent while the Exchangeable Shares are outstanding, including: (i) not to declare or pay any dividends on its common stock unless MB ExchangeCo simultaneously declares an equivalent dividend for the Exchangeable Shares, (ii) advising MB ExchangeCo in advance of any dividend declaration by Parent, (iii) taking all actions reasonably necessary to enable MB ExchangeCo to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares, (iv) providing the holders of Exchangeable Shares with voting rights equivalent to the holders of Parent common stock through the issuance of the Special Voting Share, and (v) reserving for issuance and keeping available from its authorized common stock such number of shares as may be equal to: (a) the number of Exchangeable Shares issued and outstanding from time to time; and (b) the number of Exchangeable Shares issuable upon the exercise of all rights, if any, to acquire Exchangeable Shares from time to time.

The description of the Support Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Support Agreement.

Item 3.02     Unregistered Sales of Equity Securities.

See Item 2.01 of this report as it relates to the issuance of Exchangeable Shares and the Special Voting Share, which disclosure is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, and in connection with the closing of the acquisition contemplated by the Purchase Agreement and the Board Election Agreement entered on April 1, 2026 (the “Board Election Agreement”) , the Board of Directors of Parent appointed Steve Girardin as a Class III Director, effective as of the closing, with a term expiring at the annual stockholder meeting in 2029, and under certain circumstances if Steve Girardin leaves the Board prior to such annual meeting, to appoint Dave Girardin as his replacement through the 2029 annual meeting. Pursuant to the Board Election Agreement, GAG agrees, during such time as Steve Girardin or Dave Girardin is serving on the Board, to vote all securities of Parent held by GAG and its affiliates in accordance with the Board’s recommendations. The Board Election Agreement will terminate on the earlier of (i) immediately prior to the 2029 annual stockholder meeting and (ii) 90 days after such time as neither Steve Girardin nor Dave Girardin is serving on the Board.

Parent filed the form of Board Election Agreement as Exhibit 2.3 to the current report on Form 8-K filed February 17, 2026, which is incorporated herein by reference. The description of the Board Election Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Board Election Agreement.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2026, and in connection with the acquisition contemplated by the Purchase Agreement, the Board of Directors of Parent approved the filing of a Certificate of Designation of the Special Voting Share (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation, which was filed and effective on April 1, 2026, creates the new Special Voting Shares providing voting rights to holders of Exchangeable Shares equivalent to the voting rights of Parent common stockholders holding an equivalent number of common shares. The above description of the rights of the Special Voting Share is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Special Note Regarding Items 2.01, 3.02, 5.02 and 5.03:

The Purchase Agreement, Exchange and Support Agreement, Board Election Agreement, and Certificate of Designation are filed to provide investors with information regarding the respective terms of these documents and are not intended to provide any other factual information about Parent, Blue Bird or the Micro Bird Targets. The parties made customary representations, warranties and covenants in these documents, including, but not limited to, the agreement of the parties to indemnify each other for certain breaches of representations and covenants, as well as other matters.

The representations and warranties that the parties made to each other are as of specific dates. Except for their status as contractual or (in the case of the Certificate of Designation) corporate documents, these documents are not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the documents were made only for purposes of the transaction contemplated by the Purchase Agreement, are solely for the benefit of the parties to such Purchase Agreement and the related agreements, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement and closing, which subsequent information may or may not be fully reflected in Parent’s public disclosures

Item 7.01    Regulation FD Disclosure.

On April 2, 2026, Parent issued a press release announcing the closing of its acquisition of the Micro Bird joint venture. A copy of the press release is furnished with this report as Exhibit 99.1.

The information furnished in this report under the heading “Item 7.01 Regulation FD Disclosure” (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Designation of Special Voting Preferred Stock.
99.1	Press Release of Blue Bird Corporation dated April 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: April 2, 2026